Exhibit 1

                                                                    June 4, 2004

                            Ferrellgas Partners, L.P.
                        Ferrellgas Partners Finance Corp.

                                 Debt Securities

                             UNDERWRITING AGREEMENT



     1. Introductory. Ferrellgas Partners, L.P., a Delaware limited partnership ("Ferrellgas Partners"), and Ferrellgas Partners Finance Corp., a Delaware corporation ("Ferrellgas Finance" and, together with Ferrellgas Partners,
"Issuers"), propose to issue and sell from time to time certain of their unsecured debt securities, common units ("Common Stock"), deferred participation units and warrants registered under the registration statement referred to in
Section 2(a) ("Registered Securities"). The Registered Securities constituting debt securities will be issued under an indenture, dated as of September 24,
2002 ("Indenture"), among the Issuers and U.S. Bank, N.A., as trustee ("Trustee"), in one or more series, which series may vary as to interest rates, maturities, redemption provisions, selling prices and other terms. Particular series or offerings of the Registered Securities will be sold pursuant to a Terms Agreement referred to in Section 3, for resale in accordance with the terms of offering determined at the time of sale.

     The Registered Securities involved in any such offering are hereinafter referred to as the "Offered Securities." The firm or firms which agree to purchase the Offered Securities are hereinafter referred to as the "Underwriters" of such securities, and the representative or representatives of the Underwriters, if any, specified in a Terms Agreement referred to in Section 3 are hereinafter referred to as the "Representatives"; provided, however, that if the Terms Agreement does not specify any representative of the Underwriters, the term "Representatives," as used in this Agreement (other than in Sections 2(b) and 6 and the second sentence of Section 3), shall mean the Underwriters.

     2. Representations and Warranties of the Issuers. Each of the Issuers, as of the date of each Terms Agreement referred to in Section 3, severally and jointly, represents and warrants to, and agrees with, each Underwriter that:

          (a) A registration  statement  (Nos.  333-103267  and  333-103267-01), including a prospectus, relating to the Registered Securities has been filed with the Securities and Exchange Commission ("Commission") and has become effective. Such registration statement, as amended at the time of any Terms Agreement referred to in Section 3, is hereinafter referred to as the "Registration Statement," and the prospectus included in such Registration Statement, as supplemented as contemplated by Section 3 to reflect the terms of the Offered Securities and the terms of offering thereof, as first filed with the Commission after the date and time this Agreement is executed and delivered by the parties hereto pursuant to and in accordance with Rule 424(b) ("Rule 424(b)") under the Securities Act of 1933, as amended ("Act"), including all material incorporated by reference therein, is hereinafter referred to as the "Prospectus." No document has been or will be prepared or distributed in reliance on Rule 434 under the Act.


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          (b) On the effective date of the  registration  statement  relating to the Registered Securities, such registration statement conformed in all material respects to the requirements of the Act, the Trust Indenture Act of 1939, as amended ("Trust Indenture Act"), and the rules and regulations of the Commission ("Rules and Regulations") and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and on the date of each Terms Agreement referred to in Section 3, the Registration Statement and the Prospectus will conform in all material respects to the requirements of the Act, the Trust Indenture Act and the Rules and Regulations, and neither of such documents will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, in the light of the circumstances under which they were made, except that the foregoing does not and shall not apply to statements in or omissions from any of such documents based upon written information furnished to the Issuers by any Underwriter through the Representatives, if any, specifically for use therein.

          (c) Each of the Issuers has been duly incorporated or formed, as the case may be, and is an existing corporation or limited partnership, as the case may be, in good standing under the laws of the State of Delaware, with power and authority (corporate or partnership, as the case may be) to own its properties and conduct its business as described in the Prospectus; and each of the Issuers is duly qualified to do business as a foreign corporation or limited partnership, as the case may be, in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except to the extent that the failure to be so qualified or to be in good standing, considering all such cases in the aggregate, would not reasonably be expected to have a material adverse effect on the business, properties, condition (financial or otherwise) or results of operations of the Issuers and all of their subsidiaries and affiliates taken as a whole (a "Material Adverse Effect").

          (d) Ferrellgas Partners is the sole limited partner of Ferrellgas, L.P., a Delaware limited partnership (the "Operating Partnership"), with a limited partner interest of 98.9899%; such limited partner interest has been duly authorized by the Third Amended and Restated Agreement of Limited Partnership of the Operating Partnership, dated as of April 7, 2004, and was validly issued and is fully paid and non-assessable (except as non-assessability may be affected by certain provisions of the Delaware Revised Uniform Limited Partnership Act); Ferrellgas Partners owns such limited partner interest in the Operating Partnership free from liens and encumbrances (except for such liens and encumbrances as are not, individually or in the aggregate, material to the ownership, use or value thereof or as disclosed in the Registration Statement or the Prospectus).

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          (e) The Indenture has been duly  authorized by each of the Issuers and has been  duly  qualified  under  the  Trust  Indenture  Act;  the  Offered
     Securities have been duly authorized by each of the Issuers; and when the Offered Securities are delivered and paid for pursuant to the Terms Agreement on the Closing Date (as defined below), (x) the Indenture will have been duly executed and delivered, (y) such Offered Securities will have been duly executed, authenticated, issued and delivered and will conform to the description thereof contained in the Prospectus, and (z) the Indenture and such Offered Securities will constitute valid and legally binding obligations of each of the Issuers (assuming in the case of the Indenture, the due authorization, execution and delivery thereof by the Trustee), enforceable in accordance with their terms, except that the enforceability thereof may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws now or hereafter in effect relating to or affecting creditors' rights generally,
     (ii) limitations under Federal or state securities laws with respect to the rights of indemnification or contribution thereunder and (iii) general principles of equity.

          (f) Except as disclosed in the Prospectus, no consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by the Terms Agreement (including the provisions of this Agreement) in connection with the issuance and sale of the Offered
     Securities by the Issuers, except such (i) as have been obtained, (ii) to be made under the Act and the Trust Indenture Act, (iii) as may be required under state securities laws, or (iv) as the failure to obtain or make would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Issuers to execute, deliver and perform the transactions contemplated by the Terms Agreement in accordance with its terms.

          (g) The execution, delivery and performance of the Indenture and the Terms Agreement (including the provisions of this Agreement) and the issuance and sale of the Offered Securities and compliance with the terms and provisions thereof will not (i) conflict with or result in a violation of any of the provisions of the certificate of incorporation, certificate or agreement of limited partnership, articles of formation or by-laws, as the case may be, of the Issuers, (ii) conflict with or violate in any material respect any law, rule, regulation, order, judgment or decree applicable to any of the Issuers or their subsidiaries or by which any property or asset of any of the Issuers or their subsidiaries is or may be bound or (iii) result in a breach of any of the material terms or provisions of, or constitute a default (with or without due notice and/or lapse of time) under, any loan or credit agreement, indenture, mortgage, note or other agreement or instrument to which any of the Issuers or their subsidiaries is a party or by which any of them or any of their respective properties or assets is or may be bound, except, in the case of clauses
     (ii) or (iii) where such conflict, violation, breach or default will not prevent the consummation of the transactions contemplated herein or would not reasonably be expected to have a Material Adverse Effect.

          (h) Each of the Issuers has full power and authority (corporate or partnership, as the case may be) to authorize, issue and sell the Offered Securities as contemplated by the Terms Agreement (including the provisions of this Agreement). The Terms Agreement (including the provisions of this Agreement) has been duly authorized, executed and delivered by each of the Issuers.

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          (i) Except as  described  in the  Prospectus,  each of the Issuers and their subsidiaries have good and valid title to all real properties and good title to all personal properties and assets described in the Prospectus as being owned by them, in each case free from liens, claims, security interests or other encumbrances that would reasonably be expected to materially affect the value thereof or materially interfere with the use made or to be made thereof by them, taken as a whole, including liens, claims, security interests and other encumbrances pursuant to mortgage and/or security agreements given as security for certain non-compete agreements with the prior owners of certain businesses previously acquired by the Issuers and their subsidiaries; and except as disclosed in the Prospectus, each of the Issuers and their subsidiaries hold any leased real property or buildings under valid and enforceable leases with no exceptions that would reasonably be expected to materially interfere with the use made by them, taken as a whole.

          (j) Except as described in the Prospectus, each of the Issuers and their subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them, except for those which the failure to obtain, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Issuers or any of their subsidiaries, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          (k) No labor dispute with the employees of either of the Issuers or any subsidiary exists or, to the knowledge of either of the Issuers, is imminent that would reasonably be expected to have a Material Adverse Effect.

          (l) Each of the Issuers and their subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, "intellectual property rights") necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Issuers or any of their subsidiaries, would individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          (m) Except as disclosed in the Prospectus, neither of the Issuers nor any of their subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "environmental laws"), owns or operates any real property contaminated such that the clean-up or remediation is required by applicable environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and neither of the Issuers is aware of any pending investigation which would reasonably be expected to lead to such a claim.

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          (n) Except as disclosed in the Prospectus, there are no actions, suits or proceedings pending, or to the knowledge of the Issuers, threatened, against or affecting either of the Issuers, any of their subsidiaries or any of their respective properties that, if determined adversely to the Issuers or any of their subsidiaries, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or would materially and adversely affect the ability of the Issuers to perform their obligations under the Indenture or the Terms Agreement (including the provisions of this Agreement).

          (o) The financial statements included in the Registration Statement and Prospectus present fairly in all material respects the financial position, results of operations and cash flows of the entities purported to be shown thereby, at the dates and for the periods indicated, and such financial statements have been prepared in conformity with generally accepted accounting principles in the United States ("GAAP") applied on a consistent basis throughout the periods indicated, except as disclosed therein; and any schedules included in the Registration Statement present fairly in all material respects the information required to be stated therein. The assumptions used in preparing the pro forma financial statements included in the Registration Statement and Prospectus provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts.

          (p) Except as disclosed in the Prospectus, since the date of the latest audited financial statements included in the Prospectus, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of Ferrellgas Partners and its subsidiaries taken as a whole, and, except as disclosed in or contemplated by the Prospectus or for the regular quarterly distributions on the common units, senior units and general partner units of Ferrellgas Partners and the regular quarterly distributions on the general partner and limited partner interests of the Operating Partnership, there has been no dividend or distribution of any kind declared, paid or made by either of the Issuers on any class of their equity interests.

          (q) Each of the Issuers is subject to the reporting requirements of either Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and files reports with the Commission on the Electronic Data Gathering, Analysis, and Retrieval (EDGAR) system.

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          (r) Each of the  Issuers is not and,  after  giving  effect to (i) the offering and sale of the Offered Securities and (ii) the application of the proceeds thereof as described in the Prospectus, will not be an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the United States Investment Company Act of 1940 (the "Investment Company Act"). Each of the Issuers is, and after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Prospectus, will be exempt from regulation as an "investment company" as such term is defined in the Investment Company Act.

          (s) Except as disclosed in the Prospectus, the proceeds to the Issuers from the offering of the Offered Securities will not be used to purchase or carry any security.

          (t) The Offered Securities will conform in all material respects to the description thereof contained in the Prospectus.

          (u) None of the Issuers nor any of their  respective  subsidiaries  is
     (i) in violation of its certificate of incorporation, certificate or agreement of limited partnership, limited liability company agreement, articles of formation or by-laws, as the case may be, or (ii) in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which the Issuers or any of their respective subsidiaries is a party or is bound or by which their respective property is bound, except, in the case of clause (ii) as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          (v) None of the Issuers nor any of their subsidiaries or any agent thereof acting on the behalf of them (other than the Purchasers, as to whom neither the Issuers nor any of their subsidiaries make any representation) has taken, and none of them will take, any action that would reasonably be expected to cause this Agreement or the issuance or sale of the Offered Securities to violate Regulations T, U or X of the Board of Governors of the Federal Reserve System.

          (w) No "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Securities Act (i) has imposed (or has informed the Issuers that it is considering imposing) any condition (financial or otherwise) on either of the Issuers' retaining any rating assigned to the Issuers or any of their respective securities, or (ii) has indicated to the Issuers that it is considering (A) the downgrading, suspension, or withdrawal of, or any review for a possible change that does not indicate the direction of the possible change in, any rating so assigned or (B) any change in the outlook for any rating of the Issuers or any of their respective securities.

          (x) The statistical and market-related data included in the Prospectus are based on or derived from sources which the Issuers reasonably believe to be reliable and accurate in all material respects.

          (y) Each of the Issuers maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with its management's general or specific authorization; and
     (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

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          (z) Each of the Issuers maintains  disclosure  controls and procedures
     (as defined in Rule 13a-14 of the Exchange Act) designed to ensure that information required to be disclosed by each of the Issuers in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported in accordance with the Exchange Act and the rules
     and   regulations   thereunder.   Each  of  the  Issuers  has  carried  out
     evaluations, under the supervision and with the participation of its respective management, of the effectiveness of the design and operation of its respective disclosure controls and procedures in accordance with Rule 13a-15 of the Exchange Act.

          (aa) The accountants who certified the financial statements and any supporting schedules thereto of the Issuers, the Operating Partnership and their consolidated subsidiaries included in the Prospectus are independent public accountants as required by the Securities Act, the Exchange Act and the published rules and regulations promulgated thereunder.

     3. Purchase and Offering of Offered Securities. The obligation of the Underwriters to purchase the Offered Securities will be evidenced by an agreement or exchange of other written communications ("Terms Agreement") at the time the Issuers determine to sell the Offered Securities. The Terms Agreement will incorporate by reference the provisions of this Agreement, except as otherwise provided therein, and will specify the firm or firms which will be Underwriters, the names of any Representatives, the principal amount to be purchased by each Underwriter, the purchase price to be paid by the Underwriters and the terms of the Offered Securities not already specified in the Indenture, including, but not limited to, interest rate, maturity, any redemption provisions and any sinking fund requirements. The Terms Agreement will also specify the time and date of delivery and payment (such time and date, or such other time not later than ten full business days thereafter as Credit Suisse First Boston LLC ("CSFB") and the Issuers agree as the time for payment and delivery, being herein and in the Terms Agreement referred to as the "Closing Date"), the place of delivery and payment and any details of the terms of offering that should be reflected in the prospectus supplement relating to the offering of the Offered Securities. For purposes of Rule 15c6-1 under the Securities Exchange Act of 1934, the Closing Date (if later than the otherwise applicable settlement date) shall be the date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the offering. The obligations of the Underwriters to purchase the Offered Securities will be several and not joint. It is understood that the Underwriters propose to offer the Offered Securities for sale as set forth in the Prospectus.

     If the Terms Agreement specifies "Book-Entry Only" settlement or otherwise states that the provisions of this paragraph shall apply, the Issuers will deliver against payment of the purchase price the Offered Securities in the form of one or more permanent global securities in definitive form (the "Global Securities") deposited with the Trustee as custodian for The Depository Trust Company ("DTC") and registered in the name of Cede & Co., as nominee for DTC. Interests in any permanent global securities will be held only in book-entry form through DTC, except in the limited circumstances described in the Prospectus. Payment for the Offered Securities shall be made by the Underwriters

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in Federal  (same day) funds by official  check or checks or wire transfer to an account previously designated by Ferrellgas Partners at a bank acceptable to CSFB, in each case drawn to the order of Ferrellgas Partners, or as Ferrellgas Partners may direct, at the place of payment specified in the Terms Agreement on the Closing Date, against delivery to the Trustee as custodian for DTC of the Global Securities representing all of the Offered Securities.

     Under Rule 15c6-1 under the Exchange Act, the parties hereto agree that trades in the secondary market may settle in a period in excess of three business days, which period is currently contemplated to extend until June 10, 2004.

     4. Certain  Agreements of the Issuers.  Each of the Issuers agrees with the
several   Underwriters   that  in  connection  with  each  offering  of  Offered
Securities:

          (a) The Issuers will file the Prospectus with the Commission pursuant to and in accordance with Rule 424(b)(2) (or, if applicable and if consented to by CSFB, subparagraph (5)) not later than the second business day following the execution and delivery of the Terms Agreement.

          (b) The Issuers will advise CSFB promptly of any proposal to amend or supplement the Registration Statement or the Prospectus and will afford CSFB a reasonable opportunity to comment on any such proposed amendment or supplement; and the Issuers will also advise CSFB promptly of the filing of any such amendment or supplement and of the institution by the Commission of any stop order proceedings in respect of the Registration Statement or of any part thereof and will use every reasonable effort to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

          (c) If, at any time when a prospectus relating to the Offered Securities is required to be delivered under the Act in connection with sales by any Underwriter or dealer, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Issuers promptly will notify CSFB of such event and will promptly prepare and file with the Commission, at their own expense, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither CSFB's consent to, nor the Underwriters' delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 5 hereof.

          (d) As soon as practicable, but not later than 18 months, after the date of each Terms Agreement, each of the Issuers will make generally available to their securityholders an earnings statement of Ferrellgas Partners (which need not be audited) covering a period of at least 12 months beginning after the "effective date of the Registration Statement" (as defined in Rule 158(c) of the Act), which will satisfy the provisions of Section 11(a) of the Act.

          (e) The Issuers will furnish to CSFB copies of the Registration Statement, including all exhibits, any related preliminary prospectus, any related preliminary prospectus supplement, the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as CSFB reasonably requests. Each of the Issuers, jointly and severally, will pay the expenses of printing and distributing to the Underwriters all such documents.

          (f) The Issuers will cooperate with the Underwriters and counsel thereto in connection with the qualification of the Offered Securities for sale and the determination of their eligibility for investment under the laws of such jurisdictions as CSFB designates and the continuation of such qualifications in effect so long as required for the distribution of the Offered Securities. Notwithstanding the foregoing, the Issuers shall not be required to qualify as a foreign corporation or partnership, as the case may be, in any jurisdiction in which they are not so qualified or subject themselves to taxation in excess of a nominal dollar amount in any such jurisdiction where they are not then so subject (except service of process with respect to the offering and sale of the Offered Securities).

          (g) Each of the Issuers, jointly and severally, will pay for (i) all expenses incident to the performance of their obligations under the Terms Agreement (including the provisions of this Agreement), (ii) any filing fees or other expenses (including fees and disbursements of counsel) in connection with qualification of the Registered Securities for sale and any determination of their eligibility for investment under the laws of such jurisdictions as CSFB may designate and the printing of memoranda relating thereto, (iii) any fees charged by investment rating agencies for the rating of the Offered Securities, (iv) any applicable filing fee incident to, the review by the National Association of Securities Dealers, Inc. of the Registered Securities, (v) any travel expenses of the Issuers' officers and employees and any other expenses of the Issuers in connection with attending or hosting meetings with prospective purchasers of Registered Securities and (vi) expenses incurred in distributing the Prospectus, any preliminary prospectuses, any preliminary prospectus supplements or any other amendments or supplements to the Prospectus to the Underwriters.

          (h) Neither of the Issuers will offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, nor file with the Commission a registration statement under the Act relating to United States dollar-denominated debt securities issued or guaranteed by the Issuers and having a maturity of more than one year from the date of issue, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of CSFB for a period beginning at the time of execution of the Terms Agreement and ending the number of days after the Closing Date specified under "Blackout" in the Terms Agreement.

          (i) In connection with the offering of the Offered Securities, until CSFB shall have notified the Issuers and any Underwriters of the completion of the initial sale by the Issuers to CSFB of the Offered Securities, none of the Issuers or any of their affiliates has or will, either alone or with one or more other persons, bid for or purchase for any account in which it or any of its affiliates has a beneficial interest any Offered Securities or attempt to induce any person to purchase any Offered Securities; none of the Issuers or any of their affiliates will make bids or purchases for the purpose of creating actual, or apparent, active trading in, or of raising the price of, the Offered Securities.

     5. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Offered Securities will be subject to the accuracy of the representations and warranties on the part of the each of the Issuers herein, to the accuracy of the statements of officers of each of the Issuers made pursuant to the provisions hereof, to the performance by each of the Issuers of their obligations hereunder and to the following additional conditions precedent:

          (a) On or prior to the Closing Date, the Representatives shall have received a letter, dated the date of delivery thereof, of Deloitte & Touche LLP confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating to the effect that:

               (i) in their opinion, the financial statements and any schedules examined by them and included in the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations;

               (ii) they have performed the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in Statement of Auditing Standards Nos. 100 and 71, Interim Financial Information, on any unaudited financial statements included in the Registration Statement;

               (iii) on the basis of the review referred to in clause (ii) above, a reading of the latest available interim financial statements of each of the Issuers, inquiries of officials of each of the Issuers who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

                    (A) the unaudited financial statements,  if any, included in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations or any material modifications should be made to such unaudited financial statements and summary of earnings for them to be in conformity with generally accepted accounting principles;

                    (B) at the date of the latest  available  balance sheet read by such accountants, or at a subsequent specified date not more than three business days prior to the date of such letter, there was any change in the capital stock or any increase in short-term indebtedness or long-term debt of the either of the Issuers and their consolidated subsidiaries or, at the date of the latest available balance sheet read by such accountants, there was any decrease in consolidated net current assets or net assets, as compared with amounts shown on the latest balance sheet included in the Prospectus; or

                    (C) for the  period  from  the  closing  date of the  latest income statement included in the Prospectus to the closing date of the latest available income statement read by such accountants, there were any decreases, as compared with the corresponding period of the previous year and with the period of corresponding length ended the date of the latest income statement included in the Prospectus, in consolidated net sales or net operating income;

     except in all cases set forth in clauses (B) and (C) above for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter;

          (iv) they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information contained in the Prospectus (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of each of the Issuers and their subsidiaries subject to the internal controls of the Issuers' accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter; and

          (v) they have (i) read the unaudited pro forma financial information contained in the Prospectus, (ii) inquired of officials of the Company and its consolidated subsidiaries who have responsibility for financial and accounting matters and other specified procedures and (iii) proved the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the unaudited pro forma financial information; and on the basis of such review, nothing came to their attention that caused them to believe that the unaudited pro forma financial information contained in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X, and that the pro forma adjustments have not been properly applied to the historical amounts in the unaudited pro forma financial information.

All financial statements and schedules included in material incorporated by reference into the Prospectus shall be deemed included in the Prospectus for purposes of this subsection.

          (b) On or prior to the date of the Closing Date, the Representatives shall have received a letter, dated the date of delivery thereof, of Ernst & Young LLP confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating to the effect that:

               (i) in their  opinion,  the  financial  statements  of Blue Rhino
          Corp. and its consolidated subsidiaries and any schedules (collectively, the "Blue Rhino Corp. Reports") examined by them and incorporated into the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the related published Rules and Regulations;

               (ii) they have performed the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in Statement of Auditing Standards No. 100, Interim Financial Information, on the unaudited financial statements of Blue Rhino Corp. and its consolidated subsidiaries;

               (iii) on the basis of the review referred to in clause (ii) above, a reading of the latest available interim financial statements of Blue Rhino Corp. and its consolidated subsidiaries, inquiries of officials of Blue Rhino Corp. and its consolidated subsidiaries who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

                    (A) the unaudited financial statements and summary of earnings of Blue Rhino Corp. and its consolidated subsidiaries included in the Blue Rhino Corp. Reports do not comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the related published Rules and Regulations or any material modifications should be made to such unaudited financial statements and summary of earnings for them to be in conformity with generally accepted accounting principles;

                    (B) at the date of the  latest  available  balance  sheet of
               Blue Rhino Corp. and its consolidated subsidiaries read by such accountants, or at April 16, 2004, there was any change in the capital stock or any increase in long-term debt of Blue Rhino Corp. and its consolidated subsidiaries or, at the date of the latest available balance sheet of Blue Rhino Corp. and its consolidated subsidiaries read by such accountants, there was any decrease in consolidated net current assets or stockholders' equity of Blue Rhino Corp. and its consolidated subsidiaries, as compared with amounts shown on the latest balance sheet of Blue Rhino Corp. and its consolidated subsidiaries included in the Blue Rhino Corp. Reports; or

                    (C) for the  period  from  the  closing  date of the  latest income statement of Blue Rhino Corp. and its consolidated subsidiaries included in the Blue Rhino Corp. to the closing date of the latest available income statement of Blue Rhino Corp. and its consolidated subsidiaries read by such accountants there were any decreases, as compared with the corresponding period of the previous year and with the period of corresponding length ended the date of the latest income statement included in the Blue Rhino Corp. Reports, in consolidated net sales or consolidated net income (loss);

               except in all cases set forth in clauses (B) and (C) above for changes, increases or decreases that the Prospectus or Blue Rhino Corp. Reports disclose have occurred or may occur or which are described in such letter; and

                    (iv) they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information contained in the Prospectus and the Blue Rhino Corp. Reports (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of Blue Rhino Corp. and its consolidated subsidiaries subject to the internal controls of Blue Rhino Corp.'s accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

               (c) The Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 4(a) of this Agreement. No stop order suspending the effectiveness of the Registration Statement or of any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of either of the Issuers or any Underwriter, shall be contemplated by the Commission.

               (d) Subsequent to the execution of the Terms Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of either of the Issuers and their subsidiaries, taken as one enterprise, which, in the judgment of CSFB, is so material and adverse as to make it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities; (ii) any downgrading in the rating of any debt securities of either of the Issuers by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of either of the Issuers (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement that either of the Issuers has been placed on negative outlook; (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of CSFB, be likely to prejudice materially the success of the proposed issue, sale or disposition of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of either of the Issuers on any exchange or in the over-the-counter market; (v) any banking moratorium declared by U.S. Federal or New York authorities; (vi) any major disruption of settlements of securities or clearance services in the United States; or (vii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of CSFB, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities.

               (e) (i) The Representatives shall have received an opinion, dated the Closing Date, of Mayer, Brown, Rowe & Maw LLP, counsel for the Issuers, to the effect that:

                    (A) Each of the Issuers has been duly incorporated or formed, as the case may be, and is an existing corporation or limited partnership, as the case may be, in good standing under the laws of the State of Delaware, with corporate or partnership power, as the case may be, and authority to own its properties and conduct its business as described in the Prospectus; and each of the Issuers is in good standing in the State of Missouri; each of the Issuers has full power and authority (corporate or partnership, as the case may be) to authorize, issue and sell the Offered Securities as contemplated by the Terms Agreement (including the provisions of this Agreement);

                    (B) The Operating Partnership has been duly formed and is an existing limited partnership in good standing under the laws of the State of Delaware with partnership power and authority to own its properties and conduct its business as described in the Prospectus; and the Operating Partnership is in good standing in the State of Missouri;

                    (C) Each of the Issuers is, and after  giving  effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Prospectus (assuming such proceeds are applied as described in the Prospectus), will be exempt from regulation as an "investment company" as such term is defined in the Investment Company Act of 1940, as amended;

                    (D) Except as disclosed in the Prospectus, no consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by the Terms Agreement (including the provisions of this Agreement) in connection with the issuance and sale of the Offered Securities by the Issuers, except such (i) as have been obtained, (ii) to be made under the Act and the Trust Indenture Act, (iii) as may be required under state securities laws, or (iv) as the failure to obtain or make would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the ability of the Issuers to execute, deliver and perform the transactions contemplated by the Terms Agreement in accordance with its terms;

                    (E) The execution,  delivery and  performance by the Issuers of the Indenture and the Terms Agreement (including the provisions of this Agreement) and the issuance and sale of the Offered Securities and compliance by the Issuers with the terms and provisions thereof will not (i) conflict with or result in a violation of any of the provisions of the certificate of incorporation, certificate or agreement of limited partnership, articles of formation, or by-laws, as the case may be, in effect on the date hereof of the Issuers, (ii) solely with respect to the Terms Agreement and to the knowledge of such counsel, conflict with or violate in any material respect any law, rule, regulation, order, judgment or decree applicable to the Issuers or by which any property or asset of any of the Issuers is or may be bound or (iii) result in a breach of any of the material terms or provisions of, or constitute a default (with or without due notice and/or lapse of time) under, any loan or credit agreement, indenture, mortgage, note or other agreement or instrument identified in any exhibit list to the filings of the Issuers incorporated by reference in the Prospectus as of the date hereof, except, in the case of clause (ii) or (iii) where such conflict, violation, breach or default will not prevent the consummation of the transactions contemplated herein and would not reasonably be expected to have a Material Adverse Effect; provided, however, that for the purposes of this paragraph (E), no opinion is expressed with respect to antifraud laws and fraudulent transfer laws;

                    (F) The  Registration  Statement has become  effective under the Act, the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) specified in such opinion on the date specified therein, and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act; the Registration Statement and the Prospectus, as of the date of the Terms Agreement, and any amendment or supplement thereto, as of its date, (other than the financial information contained or incorporated by reference therein, as to which such counsel expresses no opinion) appear on their face to comply as to form in all material respects with the requirements of the Act and the Rules and Regulations;

                    (G) The  statements  set forth in the  Prospectus  under the caption "Tax Consequences," insofar as such statements purport to constitute a summary of the material United States federal income tax consequences to holders of Offered Securities, are accurate in all material respects;

                    (H) Ferrellgas Partners is properly classified as a partnership for United States federal income tax purposes and not as an association (or a publicly traded partnership) taxable as a corporation;

                    (I) The Terms  Agreement  (including  the provisions of this
               Agreement) has been duly authorized, executed and delivered by each of the Issuers; and

                    (J) To the knowledge of such counsel,  there are no legal or governmental proceedings pending or threatened against any of the Issuers or to which any property of any of them is subject that would be required to be disclosed in the Prospectus and are not so disclosed.

               Such counsel shall also advise that they have participated in conferences with officers and other representatives of the Issuers, representatives of the independent public accountants of the Issuers and representatives and counsel of the Underwriters at which the contents of the Registration Statement and the Prospectus were discussed and, based on such participation and review, although such counsel is not passing upon and does not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus and such counsel has made no independent check or verification thereof, on the basis of the foregoing, no facts have come to such counsel's attention that have caused them to believe that the Registration Statement, as of the date of the Terms Agreement or as of the Closing Date, or any amendment thereto, as of its date or as of the Closing Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as of the date of the Terms Agreement or as of the Closing Date, or any amendment or supplement thereto, as of its date or as of the Closing Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion with respect to the financial information contained in or incorporated by reference in the Registration Statement and Prospectus).

               (ii) The Representatives shall have received an opinion, dated the Closing Date, of Bracewell & Patterson, L.L.P., counsel for the Issuers, to the effect that:

                    (A) The  Indenture  has been duly  authorized,  executed and delivered by each of the Issuers, and has been qualified under the Trust Indenture Act; the Indenture constitutes the valid and legally binding obligation of each of the Issuers enforceable against each of the Issuers in accordance with its terms, except that the enforceability thereof may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws now or hereafter in effect relating to or affecting creditors' rights generally, (ii) limitations imposed by public policy, applicable law relating to fiduciary duties and the judicial imposition of an implied covenant of good faith and fair dealing, (iii) limitations under Federal or state securities laws with respect to the rights of indemnification or contribution thereunder and (iv) general principles of equity;

                    (B) The Offered  Securities  have been duly  authorized  and executed by each of the Issuers and, when authenticated by the Trustee and issued and delivered in the manner provided in the Indenture against payment of the consideration therefore pursuant to the Terms Agreement, the Offered Securities will constitute valid and legally binding obligations of each of the Issuers enforceable against each of the Issuers in accordance with their terms,

                    (C) The Offered  Securities conform in all material respects to the description thereof under the caption "Description of Debt Securities" in the Prospectus, as supplemented by the description thereof under the caption "Description of the Notes" in the Prospectus;

                    (D) The  statements  set forth in the  Prospectus  under the caption "Description of Other Indebtedness and Other Financial Obligations," insofar as such statements purport to summarize provisions of contracts or other instruments referred to therein, fairly summarize such provisions in all material respects;

                    (E) The execution,  delivery and  performance by the Issuers of the Indenture and compliance by the Issuers with the terms and provisions thereof will not (i) conflict with or violate in any material respect any provisions of the federal laws of the United States, the laws of the State of Texas, the Delaware General Corporation Law or the Delaware Revised Uniform Limited Partnership Act, or to the knowledge of such counsel, any order, judgment or decree, in each case applicable to either of the Issuers or by which any property or asset of either of the Issuers is or may be bound or (iii) result in a breach of any of the material terms or provisions of, or constitute a default (with or without due notice and/or lapse of time) under, any loan or credit agreement, indenture, mortgage, note or other agreement or instrument identified in any exhibit list to the Issuers' Annual Report on Form 10-K for the year ended July 31, 2003 or any Quarterly Report on Form 10-Q or Current Report on Form 8-K filed by the Issuers with the Commission since July 31, 2003, except, in the case of clause (i) or (ii) where such conflict, violation, breach or default will not prevent the consummation of the transactions contemplated herein and would not reasonably be expected to have a Material Adverse Effect; provided, however, that for the purposes of this paragraph (D), no opinion is expressed with respect to antifraud laws and fraudulent transfer laws;

                    (F) The Registration Statement and the Prospectus, as of the
               date of the Terms Agreement, and any amendment or supplement thereto, as of its date, (other than the financial information contained or incorporated by reference therein or omitted therefrom and the Trustee's Statement of Eligibility on Form T-1, as to which such counsel expresses no opinion) appear on their face to comply as to form in all material respects with the requirements of the Trust Indenture Act; and

                    (G) Except as disclosed in the Prospectus, no consent, approval, authorization or order of, or filing with, any U.S. federal or Texas governmental agency or body or, to such counsel's knowledge, any court is required for the issuance of the Offered Securities by the Issuers in accordance with the Indenture except (i) as have been obtained, (ii) as may be required under federal or state securities laws or (iii) as the failure to obtain or make would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Issuers to execute, deliver and perform the transactions contemplated by the Indenture in accordance with their terms.

          (f) The Representatives shall have received from Latham & Watkins LLP, counsel for the underwriters, an opinion, dated the Closing Date, with respect to the incorporation or formation, as the case may be, of each of the Issuers, the validity of the Offered Securities, the Registration Statement, the Prospectus and other related matters as the Representatives may require, and the Issuers shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

          (g) The Representatives shall have received a certificate, dated the Closing Date, of the President or any Vice President and a principal financial or accounting officer of each of the Issuers in which such officers, to their knowledge after reasonable investigation, shall state that the representations and warranties of the Issuers in this Agreement are true and correct, that the Issuers have complied with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date, that no stop order suspending the effectiveness of the Registration Statement or of any part thereof has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission and that, subsequent to the date of the most recent financial statements in the Prospectus, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of Ferrellgas Partners and its subsidiaries taken as a whole except as set forth in or contemplated by the Prospectus or as described in such certificate.

          (h) Each of the Issuers will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably request. CSFB may in its sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters under this Agreement and the Terms Agreement.

     6. Indemnification and Contribution. (a) (a) Each of the Issuers will, jointly and severally, indemnify and hold harmless each Underwriter, its partners, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus or preliminary prospectus supplement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 6(a) with respect to any preliminary prospectus supplement (or any amendment or supplement thereto) shall not inure to the benefit of any Underwriter, its partners, officers or directors (or to the benefit of any person controlling such Underwriter) from whom the person asserting any such loss, damage, expense, liability or claim purchased the Offered Securities that are the subject thereof if the final prospectus supplement corrected any such alleged untrue statement or omission and if such Underwriter, its partners, officers or directors, failed to send or give a copy of the final prospectus supplement to such person at or prior to the written confirmation of the sale of such Offered Securities to such person, unless the failure is the result of non-compliance by the Issuers with paragraph (c) of
Section 4 hereof; and provided, further that the Issuers will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Issuers by any Underwriter through the Representatives, if any, specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in the Terms Agreement.

          (b) Each Underwriter will severally and not jointly indemnify and hold harmless each of the Issuers, their partners, directors and officers and each person, if any, who controls the Issuers within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities to which the Issuers may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus or preliminary prospectus supplement, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Issuers by such Underwriter through the Representatives, if any, specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Issuers in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in the Terms Agreement.

          (c) Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 6 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or behalf of an indemnified party.

          (d) If the indemnification provided for in this Section 6 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by each of the Issuers, on the one hand, and the Underwriters, on the other, from the offering of the Offered Securities or
     (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of each of the Issuers, on the one hand, and the Underwriters, on the other, in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by each of the
     Issuers,  on the one hand,  and the  Underwriters,  on the other,  shall be deemed to be in the same proportion as the total net proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by each of the Issuers bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by each of the Issuers or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

          (e) The obligations of each of the Issuers under this Section 6 shall be in addition to any liability which the Issuers may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 6 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Issuers, to each officer of the Issuers who has signed the Registration Statement and to each person, if any, who controls the Issuers within the meaning of the Act.

     7. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Offered Securities under the Terms Agreement and the aggregate principal amount of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total principal amount of Offered Securities, CSFB may make arrangements satisfactory to the Issuers for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by the Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments under the Terms Agreement (including the provisions of this Agreement), to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase. If any Underwriter or Underwriters so default and the aggregate principal amount of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total principal amount of Offered Securities and arrangements satisfactory to CSFB and the Issuers for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, the Terms Agreement will terminate without liability on the part of any non-defaulting Underwriter or Issuer, except as provided in Section 8. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section 7. Nothing herein will relieve a defaulting Underwriter from liability for its default.

     8. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of each of the Issuers and of the several Underwriters set forth in the Terms Agreement (including the provisions of this Agreement) will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, either of the Issuers or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If the Terms Agreement is terminated pursuant to Section 7 or if for any reason the purchase of the Offered Securities by the Underwriters is not consummated, each of the Issuers shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 4 and the respective obligations of each of the Issuers and the Underwriters pursuant to Section 6 shall remain in effect. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of the Terms Agreement pursuant to Section 7 or the occurrence of any event specified in clause (iii), (iv), (v), (vi) or (vii) of Section 5(d), each of the Issuers, jointly and severally, will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

     9. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to them at Credit Suisse First Boston LLC, Eleven Madison Avenue, New York, NY 10010,
Attention: Marc Warm or, if sent to the Issuers, will be mailed, delivered or telegraphed and confirmed to them at Ferrellgas Partners L.P., One Liberty Plaza, Liberty, MO 64068, Attention: Kevin T. Kelly.

     10. Successors. The Terms Agreement (including the provisions of this Agreement) will inure to the benefit of and be binding upon each of the Issuers and such Underwriters as are identified in the Terms Agreement and their respective successors and the officers and directors and controlling persons referred to in Section 6, and no other person will have any right or obligation hereunder.

     11. Representation of Underwriters. Any Representatives will act for the several Underwriters in connection with the financing described in the Terms Agreement, and any action under such Terms Agreement (including the provisions of this Agreement) taken by the Representatives jointly or by CSFB will be binding upon all the Underwriters.

     12. Counterparts. The Terms Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

     13. Applicable Law. This Agreement and the Terms Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws.

     The Issuers hereby submit to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to the Terms Agreement (including the provisions of this Agreement) or the transactions contemplated thereby.



                [remainder of this page left intentionally blank]

                            Ferrellgas Partners, L.P.
                        Ferrellgas Partners Finance Corp.
                          (collectively, the "Issuers")

                                 Debt Securities


                                 TERMS AGREEMENT
                                 ---------------

                                                                    June 4, 2004

To:  Credit Suisse First Boston LLC

Dear Ladies and Gentlemen:

     The undersigned agrees to sell to Credit Suisse First Boston LLC ("CSFB") for its account, on and subject to the terms and conditions of the Underwriting Agreement to be filed as an exhibit to the Issuers' Current Report on Form 8-K to be filed with the SEC on June 10, 2004 and related to the registration statement of the Issuers on Form S-3 (Nos. 333-103267 and 333-103267-01) ("Underwriting Agreement"), the following securities ("Offered Securities") on the following terms:

               Title: 8 3/4% Senior Notes due 2012.

               Principal Amount: $50,000,000.

               Interest: 8 3/4% per annum, accruing from December 15, 2003, payable semiannually on June 15 and December 15, commencing June 15, 2004, to holders of record on the preceding June 1 or December 1, as the case may be.

               Maturity: June 15, 2012.

               Optional Redemption: On or after June 15, 2007.

               Sinking Fund: None.

               Listing: None.

               Purchase  Price:   102.25%  of  principal  amount,  plus  accrued
          interest from December 15, 2003.

               Expected Reoffering Price: 103.25% of principal amount, plus accrued interest from December 15, 2003, subject to change by CSFB.

               Closing: 9:00 A.M. on June 10, 2004 at the offices of Latham & Watkins LLP, New York, New York, in Federal (same day) funds.

               Settlement and Trading: Book-Entry Only via DTC.

               Name and Address of the Underwriter:
                                                  Credit Suisse First Boston LLC
                                                  Eleven Madison Ave.
                                                  New York, New York 10010


     CSFB agrees to purchase from the Issuers, and the Issuers agree to sell to it, $50,000,000 in aggregate principal amount of the Offered Securities.

     The provisions of the Underwriting Agreement are incorporated herein by reference. All references to the "Underwriter" or "Underwriters" in the Underwriting Agreement are understood to refer to CSFB as the sole Underwriter for the Offered Securities.

     The Offered Securities will be made available for checking and packaging at the offices of Latham & Watkins LLP at least 24 hours prior to the Closing Date.

     For purposes of Section 6 of the Underwriting Agreement, the only information furnished to the Issuers by CSFB for use in the Prospectus consists of the following information: (i) under the caption "Underwriting" in the Prospectus and the preliminary prospectus supplement relating thereto, the second paragraph and the sixth paragraph; and (ii) the second to last paragraph on the outside front cover page of the Prospectus.



                           [Signature page to follow]

     If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Issuers one of the counterparts hereof, whereupon it will become a binding agreement among the Issuers and CSFB in accordance with its terms.

                                               Very truly yours,

                                               FERRELLGAS PARTNERS, L.P.
                                               By: Ferrellgas, Inc.,
                                                   its general partner

                                               By: /s/ Kevin T. Kelly
                                                   -----------------------------
                                                  Name: Kevin T. Kelly
                                                  Title: Chief Financial Officer


                                               FERRELLGAS PARTNERS FINANCE CORP.

                                               By: /s/ Kevin T. Kelly
                                                   -----------------------------
                                                  Name: Kevin T. Kelly
                                                  Title: Chief Financial Officer




The foregoing Terms Agreement is hereby confirmed and accepted as of the date first above written.


      CREDIT SUISSE FIRST BOSTON LLC

      By: /s/ Robert J. McMullen
         -----------------------------------
        Name: Robert J. McMullen
        Title:  Managing Director